Exhibit 10(f)
                                         REVISION AGREEMENT
     Mercedes-Benz                       INSTALLMENT CREDIT TRANSACTION
     Credit Corporation              Original Acct # SEE SCHEDULE DCN # N/A

FOR VALUABLE CONSIDERATION, it is mutually agreed that the Retail Installment Contract - Security Agreement (Contract) dated SEE SCHEDULE, by and between SEE ORIGINAL CONTRACT as Seller, Seller's interest having been asigned to Mercedes-Benz Credit Corporation (MCBCC), and OTR Express, Inc. as purchaser covering:
SEE ORIGINAL CONTRACT

be and hereby amended in that the gross remaining balance of $ SEE SCHEDULE due on the Contract shall be payable as follows:

subject to final resolution of late fees and remaining balance questions.

SEE SCHEDULE monthly payments of $ SEE SCHEDULE, commencing SEE SCHEDULE, and continuing on the same date every month until the account is paid in full.

Except for the modifications stated above, the Contract shall remain in full force and effect. This agreement will become effective upon acceptance by MBCC.

Total Interest Charges Due                  $    SEE SCHEDULE
Late Charges/Misc. Charges                  $    SEE SCHEDULE
Amount to be paid at a later date           $    SEE SCHEDULE
Amount to be paid up front                  $    0.00

PURCHASER : OTR Express, Inc.               APPROVAL:
                                            Mercedes-Benz Corporation
Signature:  /s/ Steven W. Ruben             By: /s/ Martha Odin/sk
Title:       CFO                            Title:  Fleet Manager
Date: 7/25/00                               Date: 7/27/00





GROSS REMAINING BALANCE   $4,077,889.39
PAYMENT AMOUNT            $  138,825.85
EXTENTION FEES DUE        $   68,772.54
FEES TO BE PAID
OVER 3 MONTHS             $   22,926.53
LATE CHARGES              $   14,277.35